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                                                                  Exhibit 99 (A)


                                                                    SOLICITED BY
                                                                    THE BOARD OF
                                                                       DIRECTORS
                                    PROXY

                         DOTHAN FEDERAL SAVINGS BANK
                       SPECIAL MEETING OF STOCKHOLDERS
                           _________________, 1996


         The undersigned hereby appoints _________________________ and _________________________, and either of them, or such other persons as the board of directors of Dothan Federal Savings Bank (the "Bank"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of the Bank at the special meeting of stockholders to be held on __________________, 1996, and at any and all adjournments thereof.


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
                                                                                  FOR           AGAINST          ABSTAIN

                 1.   To ratify and approve the Agreement and Plan            [          ]    [          ]    [           ]
                      of Merger dated as of ______, 1996, pursuant
                      to which the Bank will be merged with and into
                      Colonial Bank, a subsidiary of The Colonial
                      BancGroup, Inc.
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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE
VOTED AS DIRECTED HEREIN.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS
RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING
BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE
CONDUCT OF THE SPECIAL MEETING.



                       DATED: ____________________________________________, 1996


                       PHONE NO: _______________________________________________



                       _________________________________________________________
                       (Signature of Stockholder)


                       _________________________________________________________
                       (Signature of Stockholder, if more than one)

                       Please sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer.